EXHIBIT 32
Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Jones Lang LaSalle Incorporated (the "Company") on Form 10-Q for the period ending March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Christian Ulbrich, as Chief Executive Officer of the Company, and Karen Brennan, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 6, 2024	/s/ Christian Ulbrich
Christian Ulbrich Chief Executive Officer and President

Date: May 6, 2024	/s/ Karen Brennan
Karen Brennan Chief Financial Officer